Exhibit 99.1

Contact:	Steve Pickman or Marta Myers 913-367-1480

FOR IMMEDIATE RELEASE:

CRAY TO STEP DOWN AS CHAIRMAN, REMAIN ON BOARD OF DIRECTORS;
CEO SEABERG TO ADD ROLE OF CHAIRMAN;
COMPANY PROMOTES NEWKIRK TO PRESIDENT

MGPI Pays Tribute to “Bud” Cray and His Career Spanning 64 Years

ATCHISON, Kan., September 1, 2006— MGP Ingredients, Inc. (Nasdaq /MGPI) today announced that Cloud L. “Bud” Cray, intends to step down as chairman of the Board of Directors at the close of the company’s annual meeting of stockholders on October 12.  He will be succeeded by Ladd M. Seaberg, who will continue as chief executive officer.  The company also announced that Tim Newkirk, currently chief operating officer, has been promoted to president, also effective on October 12, succeeding Seaberg in that capacity.

A director since 1947 and chairman since 1980, Cray plans to maintain a position on the board to which he was re-elected for a three-year term by holders of the company’s preferred stock in 2004.  “While I look forward to continuing my role as a director, I feel very confident about our future under Ladd’s leadership,” he said.  “Under his guidance as president and CEO, the company has successfully navigated some of the most evolutionary periods in MGPI’s history.  I am also very pleased with the board’s choice of Tim Newkirk as the next president.  His background and qualifications make him the right person to help move the company forward in a new era of growth opportunities.”

Reflecting on his many years with the company, Cray continued: “I realize this is the end of one era and the beginning of another.  My involvement began 64 years ago when I came to Atchison in the summer of 1942 as an intern in the distillery just before my sophomore year in college.  Having participated in and observed MGPI’s development over the past six and a half decades has been a tremendously exciting and rewarding experience.  I welcome these newest changes as they herald in the fourth generation of management for this company of which I am very proud.”

Note: A profile of “Bud” Cray, including his history with MGP Ingredients, Inc., as well as his other business and civic accomplishments, follows on the third page.

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Ladd M. Seaberg Biography

Ladd M. Seaberg, 60, has served as president of MGP Ingredients, Inc., since 1980, and as chief executive officer since 1988.  He rose from distillery production manager in 1969 to vice president and manager of the company’s starch division in 1970.  He was made vice president and plant manager in 1972, and served as general manager for one year prior to being named president.

Seaberg is past president of the International Wheat Gluten Association and currently president of the U.S. Wheat Gluten Industry Council.  He is a member of the USDA Agricultural Technical Advisory Committee for grains, feeds and oil seeds; the American Institute of Chemical Engineers; the Water Pollution Control Federation; and the Technical Committee of the Distilled Spirits Council of the U.S.

Seaberg also is chairman of the Atchison Area Economic Development Council and the Santa Fe Depot Board of Trustees, ex-officio chair of the Lewis and Clark Trail for a two-county area, a member of the Board of Directors of Amelia Earhart Birthplace Museum and the Board of Directors of the Atchison County Historical Society, a past member of the Young Presidents’ Organization and past president and chairman of the Board for the Kansas City Presidents’ Organization.

In addition to MGP Ingredients, Inc., Seaberg is a board member of Commerce Bank of Kansas City, as well as Exchange National Bank and Trust Company, Atchison.  He has served on the boards of the Kansas Chamber of Commerce and Industry and Atchison Leather Products Company.  He additionally is a former member and past president of the Atchison Area Chamber of Commerce Board of Directors; past president of Atchison Kiwanis, past vice president of the Kansas Jaycees, and former general chairman and special gifts chairman of the Atchison Chapter of the American Cancer Society.

A native of Beaumont, Tex., Seaberg earned a bachelor’s degree in chemical engineering from Texas Tech University in 1969.

Tim Newkirk Biography

Tim Newkirk, 38, has served as chief operating officer of MGP Ingredients, Inc. since March, 2006.  He began his career with MGP Ingredients in 1991, serving initially as a distillery shift manager and later as a process engineer, project engineer and quality control manager at the company’s Atchison plant.  He was promoted to manager of the company’s Pekin, Ill., plant in 1997.

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In the spring of 2000, Newkirk accepted the position of vice president of operations for the former High Plains Corporation, an ethanol production company located in Wichita, Kan.  He became vice president of global operations for Abengoa Bioenergy S.L. following that company’s acquisition of High Plains in January, 2002.  He was promoted to chief operating officer of Abengoa Bioenergy Corporation in August, 2003 and held that position until his return to MGP Ingredients as director of operations in May, 2005.

In his capacity as chief operating officer, Newkirk primarily is responsible for overseeing operations at MGPI’s plants in Atchison and in Pekin, Illinois, where the majority of the company’s protein and starch ingredients and all of its distillery products, including both food grade and fuel grade alcohol, are produced.  He additionally oversees sales and marketing functions in the company’s distillery products and ingredients business segments.

A native of Pittsburg, Kansas, Newkirk spent most of his youth in Atchison and graduated from Atchison High School in 1986.  He received a bachelor of science degree in engineering management from the University of Missouri-Rolla in 1991 and earned a master’s degree in business administration at the Olin School of Business at Washington University, St. Louis, in February, 2006.

Cloud L. “Bud” Cray: The Driving Force Behind MGP Ingredients, Inc.

A native of the Detroit area, Cray, 83, has spent nearly his entire business career with MGP Ingredients.  Over the last 64 years, he has directly influenced the company’s growth from an antiquated one-plant operation with annual sales under $10 million to a state-of-the-art, four-plant complex with $322 million in sales revenue this past fiscal year.

Cray’s father, Cloud L. Cray, Sr., founded the business in 1941 when he purchased and revived a defunct ethanol facility in Atchison to produce industrial alcohol for wartime use.  The business began as Midwest Solvents Co. and had a workforce of 40 employees.  Today, the company employs almost 12 times that number and produces specialty wheat proteins and starches, three types of alcohol products and various grain by-products.  The increased diversification into food-related products prompted the change in the company’s name to Midwest Grain Products, Inc., in 1985.  The name was changed to MGP Ingredients, Inc., in 2002 to reflect the occurrence of even more diversification in the protein and starch ingredient area.

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After earning a degree in chemical engineering at Case Institute of Technology, Cleveland, where he graduated with honors in 1943, Cray accepted a position with Dow Chemical Corp.  He spent summer breaks from college learning the mechanics of grain processing and alcohol distillation while working at MGPI’s Atchison plant.  In 1944, he married Sarah Jane “Sally” Hunter, a Cleveland native.  That same year, he was drafted into the U.S. Army and, following his honorable discharge in 1946, he briefly returned to Dow.

Cray joined MGPI as a fulltime executive in 1947.  From that time forward, his career can be tracked by significant events in the company’s development.

Immediately following World War II, MGPI’s production and marketing strategy shifted to beverage alcohol, specifically vodka and gin.  The company concentrated first on serving larger suppliers and bottlers, and eventually on meeting the needs of smaller firms around the country.  One of Cray’s many responsibilities during that period was calling on customers from coast to coast.

A need for warehouse space to store alcohol led to MGPI’s purchase of McCormick Distilling Co., then a small, dilapidated whiskey distillery and bottling operation in Weston, Mo., in 1950.  McCormick was restored and put back in production under the joint efforts of Cray, his father, and brother, Richard B. Cray, who for several years served as president of McCormick and is now chairman of the Cloud L. Cray Foundation.  McCormick flourished and in 1992 was sold by MGPI in a move to focus operations on the production and marketing of bulk alcohol products and ingredients.

Those operations took a big jump in 1953 when equipment was added to the Atchison plant for producing devitalized wheat gluten, the protein component of flour which at the time was used in the manufacture of monosodium glutamate.  A short time later, production was switched to vital wheat gluten, which retains its elastic and cohesive properties and adds desired qualities to bakery products, especially multi-grain and high fiber breads.  This marked the start of major product diversification at the company. Demand for vital wheat gluten resulted in substantial growth of production facilities and the establishment of an independent gluten division in 1959.

In 1962, Cray succeeded his father as president of the company.  Three years later, he oversaw the formal establishment of a wheat starch division, further diversifying the company’s product lines and improving the efficiency of its integrated production operations.  Through the years, the company’s protein and starch lines have been greatly expanded and developed for use not only in food applications, but also in pet treats and chews, industrial materials, and biopolymers for the production of eco-friendly plastic-like materials.

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As the wheat-based ingredients grew to become leading products of the company, Cray also made certain that continuous improvements were made to the Atchison plant’s distillation facilities.  In 1968, a new distillation unit was constructed, doubling the plant’s alcohol production capacity.  A short time later, a facility was built to capture and store carbon dioxide for use as an ingredient in making carbonated beverages, aerosol sprays, refrigerants and other chemical agents.  The significance of enhancements to MGPI’s alcohol production capabilities proved to be even more apparent in the 1970s when periods of tightened gasoline supplies prompted the company to begin producing fuel grade alcohol, or ethanol as it is commonly known.

In 1980, one year after his father’s death, Cray became chief executive officer and began his first term as chairman of the Board of Directors.  He was succeeded as president by Ladd Seaberg.  It was also that year that MGPI purchased a second major plant, the former American Distilling Co. in Pekin, Ill.  This acquisition launched a new era of substantial growth for the company.  MGPI initiated numerous improvements and additions at the Pekin location, including the demolition of old, worn structures and the installation of new alcohol production facilities, as well wheat protein and starch production facilities.

To assure a steady supply of flour to meet long-term internal requirements for producing wheat protein and starch, Cray and Seaberg facilitated the company’s purchase of a mill being sold by the Pillsbury Co. and located adjacent to MGPI’s Atchison plant.  MGPI assumed ownership of the mill in 1987 and later doubled the mill’s capacity.

In October, 1988, after 47 years as a privately-held business, MGP Ingredients became a public company, with shares of common stock issued on Nasdaq.  Just prior to this event, Cray reached another important milestone when he decided to end his role as chief executive officer and pass that position on to Seaberg.

The company has continued to expand its ingredient and alcohol production facilities.  In 2004, construction of a new state-of-the-art distillery was completed in Atchison, replacing older equipment that was destroyed in an explosion in 2002.  Additional equipment upgrades to further improve efficiencies and strengthen compliance with air quality standards have since been made at both distilleries.

In 2001, the board approved the purchase of a facility in Kansas City, Kan., for the production of textured wheat proteins for use in meat replacement and meat extension applications, as well as the manufacture of protein- and starch-based resins for the pet treat industry.  Last year, the company acquired a facility in Onaga, Kan., for the manufacture of its unique wheat-based biopolymers for use in producing bio-degradable and non-degradable plastic-like products.

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Just months after Cray steps down from his board chairman role, the company’s new technical innovation center and corporate offices will stand complete in Atchison, providing further testament to the business legacy that he has had such a prominent role in building over the past 64 years.

Cloud L. “Bud” Cray: Professional and Civic Leader

Throughout his career, Cray has also been active with numerous civic and professional organizations.  He has served as a director of the former City National Bank of Atchison (1955-83); Union Terminal Railway Co. (1966-78); Western Resources (1972-93); Security Benefit Life Insurance Co. (1974-94); Commerce Bank of Kansas City (1981-84); Commerce Bancshares (1984-92); Kansas Business Hall of Fame, Inc. (1988); and the Distillers Feed Research Council.

Cray has also served as a member of the World Business Council, and is a founding member and former president of both the Wheat Gluten Industry Council and International Wheat Gluten Industry Association.  He is a member of the Kansas Diabetes Advisory Council; a member and first board chairman of Riverbend Regional Healthcare System, Inc., and a past board chairman of the Atchison Hospital Foundation.

From 1966 to 1995, Cray served on the Board of Trustees of the Atchison Hospital Association.  He also has served as a member of the Advisory Council of the University of Kansas Medical Center.  In 1981, Cray and his wife, Sally, established the Cray Medical Research Foundation at the medical center.  Funds from this foundation have supported a diabetic clinic and ongoing diabetic research.

In addition, Cray formerly served on the Distilled Spirits Council of the U.S., is a member and former president of the Kansas City Chapter of the Kansas City Presidents’ Organization, and a former director of the Atchison Area Chamber of Commerce.  Honored for his outstanding service to the chamber, he has been inducted into that organization’s Hall of Fame.

Educational and charitable projects and institutions which have benefited from Cray’s leadership and generosity permeate the Atchison community.  He served on the Human Relations Commission of Atchison from 1965 to 1969 and was commission chairman for two years.  He also was a member of the U.S.D. 409 Board of Education in Atchison from 1967 to 1975, and served as vice president for five of those years.

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A strong supporter of higher education, Cray has served for several years on the Committee on Scholarships at Benedictine College in Atchison.  In the 1984-85 academic year, he was co-chairman of the college’s annual community support program.  Since 1990, he has been a strong supporter of the Students in Free Enterprise (SiFE) program there.  In 1994, he spearheaded the establishment of the Atchison Community Scholarship Program, which provides financial support to local disadvantaged youth to attend Benedictine.

In 1977, Cray was the organizational chairman for the first successful United Way Campaign in 17 years in Atchison.  In 1987 and 1988, he served as chairman of a financial advisory committee which successfully raised private funds for the restoration of the historic Santa Fe Depot in Atchison.  The depot was totally renovated to house the Atchison Historical Society Museum, the Atchison Visitors Center and Chamber of Commerce offices.  In 1991, Cray was co-chairman of a community drive that raised funds for the renovation and opening of the Royal Movie Theatre in Atchison.  He performed this same role in subsequent years for the development of a local miniature golf course and batting cage complex.

Very active in the First Presbyterian Church of Atchison, Cray served for several years as a church elder and trustee.  He additionally has served on the executive board and finance steering committee of the Pony Express Council of the Boy Scouts of America, is chairman of the board of the Evah C. Cray Historical Home Museum in Atchison, and a member of the boards of the Atchison County Historical Society Museum and the Atchison Heritage Conference Center.

Cray is the recipient of numerous awards and honors, including the Atchison Liberty Bell Award (1977); Mo-Kan Citizen of the Year Award (1988), Kiwanis Club Legion of Honor (1988), and Distinguished Fellow of Kansas Council on Economic Education (1992).

About MGP Ingredients
In business since 1941, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products.  These include specialty proteins and starches for use in food and non-food applications, and food grade and fuel grade alcohol.  The Company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan., that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

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